Exhibit 99.1

Organicell Regenerative Medicine, Inc. Announces Expansion of Management Team

MIAMI, FL / ACCESSWIRE / September 20th, 2022 / Organicell Regenerative Medicine, Inc.(OTCQB: OCEL), a clinical-stage biopharmaceutical company focused on the development of innovative biological therapeutics and regenerative medicine, announced that the Company has recruited a new Chief Operating Officer, Chief Information Officer, and Director of Finance.

Organicell’s new Chief Operating Officer, Ryan Likes, has previously served as Co-Chief Operating Officer of Super Deluxe, a division of Turner Broadcasting, and Chief of Operations and Business Affairs of Televisa USA, the English language division of Grupo Televisa. Ryan has a juris doctorate from the Yale Law School and started his career as a corporate attorney in the Century City office of O’Melveny and Myers specializing in Mergers & Acquisitions and Finance.

Organicell’s new Chief Information Officer, David Aciego, formerly served as Chief Information Officer of HTCS Corp, a managed source provider for technical services. Throughout his career, Mr. Aciego has designed multiple systems including proprietary Enterprise Resource Planning (ERP) and Customer Relationship Management (CRP) solutions which enabled the streamlining of ordering deficiencies between different organizations and third-party distributors. Mr. Aciego has been programming since the age of seventeen and has worked with Cisco, IBM, Dell, Microsoft, Fortinet, and Meraki. Mr. Aciego served in the United States Marine Corps where he worked as an engineer on the implementation of network technologies.

Jacqueline (Jackie) Domenech, Director of Finance for Organicell, has over 10 years of Controllership experience in various healthcare and technology companies – including a recent Controller role at MD LIVE. She has successfully led transitions from outsourced accounting providers and implemented ERP systems.

Matt Sinnreich, who joined Organicell in August of 2022 as Chief Operating Officer and Acting Chief Executive Officer, will continue as President and Acting Chief Executive Officer.

Mr. Sinnreich, said, “At this stage of growth, we needed to invest in people that can handle specific tasks and responsibilities. I am a believer in creating systems for every facet of a business that can be taught, duplicated, and scaled. I made these strategic hires to surround myself with talent that is suited with specific core-competencies in the areas of the company that needed enhancement.

Over the past few months, we have consulted with our department heads and long-term employees to identify where we as a company can improve efficiency, cut costs, and manage risk.”

Sinnreich continued, “The first thing we needed was someone to help centrally manage operations and interface with our legal team. Hence, our COO hire had to be not only an experienced COO in large companies but also a lawyer by trade. Ryan Likes has the ability to assist in creating processes throughout the organization and provide a completely different perspective on deal making. The deals we are working on in business development and recruiting other key additions to our team are similar in structure and milestones to talent and entertainment deals, so Ryan’s experience and education will be a tremendous asset.

Next, we needed a robust Enterprise Resource Planning (ERP) system and Customer Relationship Management (CRM) system that can handle our current needs and scale with the Company’s growth plan. David Aciego is running point on the development of a fully integrated, HIPAA compliant, ERP + CRM system that is currently being built on the Microsoft Dynamics platform. Data collection and management, coupled with the ability to automate Organicell’s forecasting, inventory management, and staff needs, is essential in helping our company scale.

Sinnreich concluded, “Finally, our CFO needed support to better service our staff’s budgetary needs in order to focus on the high-level compliance work and financial reporting that comes along with a publicly traded company. The Company needed systems and regulations put in place to manage and track expenses. Companies at this growth-stage rely on active and accurate cash management in order to expand and thrive. Jackie is highly experienced in this department with a proven track record and we believe that she will be an incredible asset to this Company.”

Future Press Releases and Updates

Investors interested in receiving periodic press releases and updates are encouraged to send an e-mail to ir@organicell.com

About Organicell Regenerative Medicines, Inc.

Organicell Regenerative Medicine, Inc. (OTCQB:OCEL) is a clinical-stage biopharmaceutical company principally focusing on the development of innovative biological therapeutics for the treatment of degenerative diseases and the provision of other related services. The Company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. To learn more, please visit https://organicell.com/.

Forward-Looking Statements

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will”, “believes”, “expects”, “potential”, or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally, and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

Joshua Rodriguez

CEO and Founder

CNA Finance, LLC.

(503) 464-6502